PRESS RELEASE
FOR RELEASE APRIL 27, 2012 AT 4:00 P.M.

For More Information Contact
Joseph J. Bouffard
(410) 248-9130
BCSB Bancorp, Inc.
Baltimore County Savings Bank

BCSB BANCORP, INC. REPORTS RESULTS FOR THE QUARTER ENDED
MARCH 31, 2012

BCSB Bancorp, Inc. (the “Company”) (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank (the “Bank”) reported net income of $574,000 for the three month period ended March 31, 2012, which represents the second quarter of its 2012 fiscal year, as compared to net income of $188,000 for the three months ended March 31, 2011. For comparison purposes, when consideration is given to dividends and discount accretion on preferred shares issued under the U.S. Treasury’s TARP Capital Purchase Program, the Company reported net income available to common stockholders of $574,000 or $0.19 per basic share and $0.18 per diluted share for the three months ended March 31, 2012, compared to a net loss available to common stockholders of $229,000 or ($0.08) per basic and diluted common share for the three months ended March 31, 2011. The Company repaid TARP on January 26, 2011 and was required to accelerate accretion of the remaining discount on the preferred stock, thereby reducing net income available to common shareholders by approximately $310,000 during the three months ended March 31, 2011. The Company was able to repay TARP without raising additional capital, which would have been dilutive to shareholders.

Net income for the six months ended March 31, 2012 was $1,036,000, as compared to net income of $233,000 for the six months ended March 31, 2011. For comparison purposes, when consideration is given to dividends and discount accretion on preferred shares issued under the U.S. Treasury’s TARP Capital Purchase Program, net income available to common stockholders was $1,036,000 or $0.34 per basic share and $0.33 per diluted share for the six months ended March 31, 2012, compared to a net loss available to common stockholders of $340,000 or ($0.11) per basic and diluted common share for the six months ended March 31, 2011.

During the three and six months ended March 31, 2012, earnings were favorably impacted by increases in net interest income, increases in non-interest income and reductions in non-interest expense. Provision for loan losses increased by $300,000 during the three months ended March 31, 2012 and decreased by $200,000 during the six months ended March 31, 2012, as compared to the same periods in the prior fiscal year.

President and Chief Executive Officer Joseph J. Bouffard commented, “We are encouraged by the trend of increased earnings. Core areas of operating results have improved, including net interest income and operating expenses. We remain focused on resolving asset quality issues despite stubbornly problematic economic conditions. During the most recent quarter ended March 31, 2012, we successfully disposed of foreclosed real estate while recognizing approximately $345,000 in gains from sale of those properties.”

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.  All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, market conditions, the impact of interest rates on financing, local and national economic factors and the matters described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011.  Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed herein will be achieved.

BCSB Bancorp, Inc.
Consolidated Statements of Financial Condition
(Unaudited)

	March 31,	September 30,
	2012	2011
	(Dollars in thousands)
ASSETS
Cash equivalents and time deposits	$59,420	$60,108
Investment Securities, available for sale	4,344	6,919
Loans Receivable, net	349,067	364,843
Mortgage-backed Securities, available for sale	185,420	150,879
Foreclosed Real Estate	673	2,999
Premises and Equipment, net	10,562	9,932
Bank Owned Life Insurance	16,587	16,228
Other Assets	13,318	12,948
Total Assets	$639,391	$624,856

LIABILITIES
Deposits	$561,832	$550,014
Junior Subordinated Debentures	17,011	17,011
Other Liabilities	7,384	5,872
Total Liabilities	586,227	572,897
Total Stockholders’ Equity	53,164	51,959
Total Liabilities & Stockholders’ Equity	$639,391	$624,856

Consolidated Statements of Operations
(Unaudited)

	Three Months ended March 31,		Six Months ended March 31,
	2012	2011	2012	2011
	(Dollars in thousands		(Dollars in thousands
	except per share data)		except per share data)

Interest Income	$6,514	$6,665	$13,215	$13,470
Interest Expense	1,753	2,104	3,684	4,450
Net Interest Income	4,761	4,561	9,531	9,020
Provision for Loan Losses	300	--	600	800
Net Interest Income After Provision for Loan Losses	4,461	4,561	8,931	8,220
Total Non-Interest Income	1,071	542	1,615	1,326
Total Non-Interest Expenses	4,663	4,869	8,978	9,324
Income Before Tax Expense (Benefit)	869	234	1,568	222
Income Tax Expense (Benefit)	295	46	532	(11)
Net Income	574	188	1,036	233
Preferred Stock dividends and discount accretion	--	(417)	--	(573)
Net Income (Loss) available to common shareholders	$574	$(229)	$1,036	$(340)

Basic Income (Loss) Per Common Share	$.19	$(.08)	$.34	$(.11)

Diluted Income (Loss) Per Common Share	$.18	$(.08)	$.33	$(.11)

	Three Months ended March 31,		Six Months ended March 31,
	2012	2011	2012	2011

Return on Average Assets (Annualized)	.36%	.12%	.33%	.08%
Return on Average Equity (Annualized)	4.36%	1.49%	3.96%	.83%

Interest Rate Spread	3.21%	3.21%	3.22%	3.10%
Net Interest Margin	3.23%	3.23%	3.25%	3.14%

Efficiency Ratio	79.97%	95.41%	80.55%	90.12%
Ratio of Average Interest Earnings Assets/Interest Bearing Liabilities	102.01%	101.03%	101.99%	102.62%

Tangible Book Value
(Unaudited)

	At March 31,	At September 30,	At March 31,
	2012	2011	2011
	(Dollars in thousands except per share data)

Tangible book value per common share:
Total stockholders’ equity	$53,164	$51,959	$50,451
Less: Intangible assets	(43)	(51)	(63)
Tangible common equity	$53,121	51,908	$50,388
Outstanding common shares	3,188,655	3,192,119	3,192,119

Tangible book value per common share (1)	$16.66	$16.26	$15.78

(1)
Tangible book value provides a measure of tangible equity on a per share basis. It is determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”) and, as such, is considered to be a non-GAAP financial measure. Management believes the presentation of Tangible book value per share is meaningful supplemental information for shareholders. We calculate Tangible book value per common share by dividing tangible common equity by common shares outstanding, as of period end.

Allowance for Loan Losses
(Unaudited)

	Three Months ended March 31,		Six Months ended March 31,
	2012	2011	2012	2011
	(Dollars in thousands)		(Dollars in thousands)

Allowance at Beginning of Period	$5,064	$7,170	$4,768	$6,634
Provision for Loan Losses	300	--	600	800
Recoveries	18	25	29	46
Charge-Offs	(4)	(2,189)	(19)	(2,474)
Allowance at End of Period	$5,378	$5,006	$5,378	$5,006

Allowance for Loan Losses as a Percentage of Gross Loans	1.52%	1.32%	1.52%	1.32%

Allowance for Loan Losses as a Percentage of Nonperforming Loans	25.4%	51.1%	25.4%	51.1%

Non-Performing Assets
(Unaudited)

	At March 31, 2012	At September 30, 2011	At March 31, 2011
	(Dollars in thousands)

Nonaccrual Loans:
Commercial	$12,446	$9,895	$5,844
Residential Real Estate (1)	7,307	7,715	3,252
Consumer	--	20	21
Total Nonaccrual Loans (2)	19,753	17,630	9,117
Accruing Troubled Debt Restructurings	1,418	656	670
Total Nonperforming Loans	21,171	18,286	9,787
Foreclosed Real Estate	673	2,999	2,180
Total Nonperforming Assets	$21,844	$21,285	$11,967

Nonperforming Loans to Loans Receivable	6.07%	5.01%	2.62%

Nonperforming Assets to Total Assets	3.42%	3.41%	1.92%

(1)	Includes owner occupied residential properties and investor owned residential rental properties.
(2)
Nonaccrual status denotes loans on which, in the opinion of management, the collection of additional interest is questionable.  Also included in this category at March 31, 2012 are  $9.7 million in Troubled Debt Restructurings, $8.3 million of  which were current.  Reporting guidance requires disclosure of these loans as nonaccrual until the loans have performed according to the modified terms for a sustained period. As of March 31, 2012, the Company had a total of $11.1 million in Troubled Debt Restructurings.